Exhibit 99.1

BRE FINANCIAL NEWS Investor Contact: Henry L. Hirvela, 415.445.6582 Media Contact: Thomas E. Mierzwinski, 415.445.6525

BRE PROPERTIES REPORTS SECOND QUARTER 2008 RESULTS

Common and Preferred Dividends Declared

July 29, 2008 (San Francisco) – BRE Properties, Inc. (NYSE:BRE) today reported operating results for the quarter ended June 30, 2008. All per share results are reported on a fully diluted basis.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $36.8 million, or $0.70 per share, for second quarter 2008, as compared with $35.6 million, or $0.68 per share, for the quarter ended June 30, 2007. Second quarter 2007 FFO included nonroutine income of $1.9 million, or $0.04 per share, in proceeds from a legal settlement. Excluding nonroutine income, core FFO per share growth was 9.4% year-over-year. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the second quarter totaled $15.9 million, or $0.31 per share, as compared with $15.1 million, or $0.29 per share, for the same period 2007. The second quarter 2007 results included the nonroutine income item cited previously.

Total revenues from continuing operations for the quarter were $88.5 million, as compared with $81.8 million a year ago. Adjusted EBITDA for the quarter totaled $61.1 million, as compared with $58.6 million in second quarter 2007. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.)

Six-Month Period Ended June 30, 2008

For the year-to-date period, FFO totaled $72.5 million, or $1.38 per share, as compared with $67.8 million, or $1.29 per share, for the six-month period in 2007. FFO for the six-month period in 2007 included the nonroutine income item cited previously. Excluding nonroutine income, core FFO per share growth was 10.4% year-over-year.

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Net income available to common shareholders for the six-month period totaled $30.2 million, or $0.58 per diluted share, as compared with $27.1 million, or $0.52 per diluted share, for the same period 2007. The 2007 year-to-date results included the nonroutine income item cited previously.

For the first half of 2008, total revenues from continuing operations were $175.0 million, as compared with $161.5 million for the same period 2007, representing growth of 8.4%. Adjusted EBITDA for the six-month period totaled $121.0 million, as compared with $115.1 million for the same period in 2007.

BRE’s positive year-over-year earnings and FFO results were driven primarily by improved same-store property-level operating results, income from newly developed and redeveloped properties, a lower interest rate environment, and stable corporate-level G&A expenses.

Same-store net operating income (NOI) growth was 3.9% for the quarter, as compared with the same period in 2007. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) For the second quarter, same-store NOI increased $2.2 million relative to the same period in the prior year. Developed properties generated $1.9 million in additional NOI during the quarter, as compared with second quarter 2007.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,680 apartment units owned directly by BRE, same-store units totaled 19,357 for the quarter.

On a year-over-year basis, overall same-store NOI growth was driven by revenue growth of 3.9% for the quarter. Average same-store market rent for the second quarter 2008 increased 3.9% to $1,495 per unit, from $1,439 per unit in second quarter 2007. Physical occupancy levels averaged 94.4% during second quarter 2008, matching occupancy levels in the same period 2007. Physical occupancy at the end of the second quarter was 94.5%. Rent concessions in the same-store portfolio totaled $840,000, or 4.0 days rent, for second quarter 2008, as compared with $800,000, or 3.6 days, for the same period 2007.

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Same-store results depict stable operating conditions in San Diego, the San Francisco Bay area and Seattle, which represent 52% of the company’s same-store NOI. Operating results in Los Angeles, Orange County and the Inland Empire (San Bernardino and Riverside Counties) reflect weak market fundamentals, affected by continuing job losses and excess supply of single-family housing. These Southern California markets represent 41% of the company’s same-store NOI.

Community Development Activity

BRE currently has five communities under construction, two in Southern California, one in Northern California, and two in Seattle, Washington, with a total of 1,367 units, an aggregate projected investment of $457.0 million and an estimated balance to complete totaling $186.0 million.

BRE owns two land parcels representing 710 units of future development, and an estimated aggregate investment of $367.0 million upon completion. Construction starts for the parcels are in the second half of 2009. One land parcel is in Southern California; the other is in Northern California.

Dispositions

At June 30, the company had classified as held for sale six operating properties and one excess land parcel, with a total net book value of $113.0 million. The six operating properties are located in: Sacramento (four), the S.F. Bay area (one) and Seattle (one), totaling 1,484 units, with a total net book value of $96.0 million. The excess land parcel, with a book value of $17.0 million, is in Northern California.

Subsequent to the end of the quarter, the company sold a stabilized community, Pinnacle at Blue Ravine, a 260-unit property in Folsom, California, which was reported as held for sale at June 30, 2008. Sales proceeds totaled approximately $40.0 million. The transaction capitalization rate was approximately 6%, calculated on trailing 12 months of property-level NOI. Proceeds derived from the sale were used to repay floating rate debt. In connection with the transaction, the company will record a gain on sale of approximately $8.5 million ($0.16 per share) during third quarter 2008. The company remains on target to realize $150.0 million to $200.0 million in proceeds from asset sales in 2008.

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Common and Preferred Dividends Declared

On July 24, 2008, the BRE Board of Directors approved regular common and preferred stock dividends for the quarter ending September 30, 2008. All common and preferred dividends will be payable on Tuesday, September 30, 2008 to shareholders of record on Monday, September 15, 2008.

The quarterly common dividend payment of $0.5625 is equivalent to $2.25 per share on an annualized basis, and represents a yield of approximately 4.85% on yesterday’s closing price of $46.40 per share. BRE has paid uninterrupted quarterly dividends to shareholders since the company’s founding in 1970.

The company’s 6.75% Series C preferred dividend is $0.421875 per share; the 6.75% Series D preferred dividend is $0.421875 per share.

Earnings Outlook

The company has adjusted its FFO guidance for the full year 2008 to a range of $2.75 to $2.82 per share, from the previous range of $2.70 to $2.85. Guidance for earnings per share (EPS) has been revised to a range of $1.35 to $1.43, from the previous range of $1.15 to $1.30. The revised EPS guidance range includes approximately $0.16 per share gain from the sale of Pinnacle at Blue Ravine noted previously. For the year, management anticipates same-store revenue and NOI growth to range 3.5% to 4.5%. The FFO guidance range for 2008 does not include nonroutine income or expense items. With the exception of the sale disclosed above, EPS estimates do not include projected gains or losses associated with property sales. Management assesses the range of annual earnings estimates at the end of each quarter.

Q2 2008 Analyst Conference Call

The company will hold a conference call on Wednesday, July 30, 2008, 11:00 a.m. Eastern (8:00 a.m. Pacific) to review these results. The dial-in number to participate in the United States and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 53323944. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID# 53323944. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

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Q3 2008 Earnings Dates

The company will report third quarter 2008 earnings after close of market on November 4, 2008, followed by a conference call on November 5, 2008 at 11:00 a.m. Eastern (8:00 a.m. Pacific).

About BRE Properties

BRE Properties – a real estate investment trust – develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 80 apartment communities totaling 22,680 units in California, Arizona and Washington. The company currently has seven other properties in various stages of development and construction, totaling 2,077 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information. For more details, refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc.

Consolidated Balance Sheets

Second Quarter 2008

(Unaudited, dollar amounts in thousands except per share data)

ASSETS	June 30, 2008	June 30, 2007
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,852,184	$2,702,810
Construction in progress	270,226	327,256
Less: accumulated depreciation	(474,726)	(420,589)

	2,647,684	2,609,477

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	62,399	44,747
Real estate held for sale, net	113,034	79,883
Land under development	116,621	118,196

Total real estate portfolio	2,939,738	2,852,303
Cash	10,804	11,937
Other assets	67,815	59,912

TOTAL ASSETS	$3,018,357	$2,924,152

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$1,540,000	$1,540,000
Unsecured line of credit	312,000	129,000
Mortgage loans	152,816	175,459
Accounts payable and accrued expenses	83,272	89,603

Total liabilities	2,088,088	1,934,062

Minority interests	30,981	31,473

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 7,000,000 and 10,000,000 shares with $25 liquidation preference issued and outstanding at June 30, 2008 and June 30, 2007 , respectively.	70	100
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,045,125 and 50,727,018 at June 30, 2008 and June 30, 2007, respectively.	510	507
Additional paid-in capital	898,708	958,010

Total shareholders’ equity	899,288	958,617

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,018,357	$2,924,152

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended June 30, 2008 and 2007

(Unaudited, dollar and share amounts in thousands)

REVENUE	Quarter ended 6/30/08	Quarter ended 6/30/07	Six months ended 6/30/08	Six months ended 6/30/07
Rental income	$84,839	$78,320	$168,020	$154,691
Ancillary income	3,632	3,500	7,016	6,809

Total revenue	88,471	81,820	175,036	161,500

EXPENSES
Real estate expenses	26,144	24,111	52,243	48,020
Depreciation	19,924	18,611	40,041	36,825
Interest expense	21,686	20,324	43,147	40,097
General and administrative	5,378	4,737	10,033	9,552
Total expenses	73,132	67,783	145,464	134,494
Other income	637	3,024	1,231	4,191

Income before minority interests, partnership income and discontinued operations	15,976	17,061	30,803	31,197
Minority interests	(580)	(570)	(1,161)	(1,149)
Partnership income	683	508	1,315	952

Income from continuing operations	16,079	16,999	30,957	31,000

Discontinued operations:
Discontinued operations, net (1)	2,823	2,615	5,103	4,996
Net gain on sales	—	—	—	—

Total discontinued operations	2,823	2,615	5,103	4,996
NET INCOME	18,902	19,614	36,060	35,996
Dividends attributable to preferred stock	2,953	4,468	5,906	8,936

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$15,949	$15,146	$30,154	$27,060

Net income per common share—basic	$0.31	$0.30	$0.59	$0.53

Net income per common share—assuming dilution	$0.31	$0.29	$0.58	$0.52

Weighted average shares outstanding—basic	51,020	50,705	51,005	50,660

Weighted average shares outstanding—assuming dilution	51,850	51,840	51,775	51,840

(1)	Details of net earnings from discontinued operations. For 2008, includes six operating properties held for sale as of June 30, 2008. For 2007, totals also include two properties sold in the third quarter of 2007 and two properties sold in the fourth quarter of 2007.

	Quarter ended 6/30/08	Quarter ended 6/30/07	Six months ended 6/30/08	Six months ended 6/30/07
Rental and ancillary income	$4,524	$6,489	$8,924	$12,801
Real estate expenses	(1,701)	(2,502)	(3,277)	(4,885)
Depreciation	—	(1,127)	(509)	(2,428)
Interest expense	—	(245)	(35)	(492)

Income from discontinued operations, net	$2,823	$2,615	$5,103	$4,996

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 06/30/08	Quarter Ended 06/30/07	Six Months Ended 06/30/2008	Six Months Ended 06/30/2007
Net income available to common shareholders	$15,949	$15,146	$30,154	$27,060
Depreciation from continuing operations	19,924	18,611	40,041	36,825
Depreciation from discontinued operations	—	1,127	509	2,428
Minority interests	580	570	1,161	1,149
Depreciation from unconsolidated entities	415	272	817	526
Less: Minority interests not convertible to common	(106)	(105)	(212)	(210)

Funds from operations	$36,762	$35,621	$72,470	$67,778

Diluted shares outstanding—EPS	51,850	51,840	51,775	51,840
Net income per common share—diluted	$0.31	$0.29	$0.58	$0.52

Diluted shares outstanding—FFO	52,695	52,720	52,620	52,730
FFO per common share—diluted	$0.70	$0.68	$1.38	$1.29

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 6/30/08	Quarter ended 6/30/07	Six months ended 06/30/08	Six months ended 06/30/07
Net income available to common shareholders	$15,949	$15,146	$30,154	$27,060
Interest, including discontinued operations	21,686	20,569	43,182	40,589
Depreciation, including discontinued operations	19,924	19,738	40,550	39,253

EBITDA	57,559	55,453	113,886	106,902
Minority interests	580	570	1,161	1,149
Dividends on preferred stock	2,953	4,468	5,906	8,936
Galleria Settlement	—	(1,900)	—	(1,900)

Adjusted EBITDA	$61,092	$58,591	$120,953	$115,087

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 6/30/08	Quarter ended 6/30/07	Six months ended 06/30/08	Six months ended 06/30/07
Net income available to common shareholders	$15,949	$15,146	$30,154	$27,060
Interest, including discontinued operations	21,686	20,569	43,182	40,589
Depreciation, including discontinued operations	19,924	19,738	40,550	39,253
Minority interests	580	570	1,161	1,149
Dividends on preferred stock	2,953	4,468	5,906	8,936
General and administrative expense	5,378	4,737	10,033	9,552

NOI	$66,470	$65,228	$130,986	$126,539

Less Non Same-Store NOI	8,877	9,819	16,977	17,000

Same-Store NOI	$57,593	$55,409	$114,009	$109,539